Exhibit 10.2
W. R. GRACE & CO. (the "Company")
NONSTATUTORY STOCK OPTION - Festa

The W. R. Grace & Co. 2014 Stock Incentive Plan ("Plan")
Granted To:    ALFRED FESTA
Date of Grant:    February 22, 2018
Expiration Date:    February 22, 2023
In accordance with the Plan (a copy of which is attached), you have been granted an Option to purchase 173,572 shares of Common Stock, as defined in the Plan ("Option"), upon the following terms and conditions:
(1)The purchase price is $67.335
(2)Subject to the other provisions hereof, this Option shall become exercisable as follows:
57,858 shares on February 22, 2019
57,857 shares on February 21, 2020
57,857 shares on February 22, 2021
Once exercisable, an installment may be exercised at any time, in whole or in part, until the expiration or termination of this Option.
(3)This Option shall not be treated as an Incentive Stock Option (as such term is defined in the Plan).
(4)This Option may be exercised only by accessing your account at www.etrade.com/stockplans. E*Trade Financial can also be reached by phone at (800) 838-0908 or (650) 599-0125 if calling from outside the United States and Canada. E*Trade Financial will coordinate the exercise with the Company. The purchase price shall be paid in cash or, with the permission of the Company (which may be subject to certain conditions), in shares of Common Stock or in a combination of cash and such shares (see section 6(a) of the Plan).
(5)Neither this Option nor any right thereunder nor any interest therein may be assigned or transferred by you, except by will or the laws of descent and distribution. This Option is exercisable during your lifetime only by you. If you cease to serve the Company or a Subsidiary (as defined in the Plan), this Option shall terminate as provided in section 6 of the Plan, subject, however, to the following:
(a) Notwithstanding the provisions of the Plan, each portion of this Option shall continue to vest as specified herein (even if your service as an employee or member of the Grace Board ceases before any applicable vesting date), and you shall have the full term in the normal course to exercise each portion of this Option, provided that (1) you do not voluntarily retire from employment with Grace prior to October 1, 2018, without the consent of the Committee and (2) you continue to adhere to the restrictive covenants of Annex A (as modified below). Note that the provision herein shall control to the extent these provisions are inconsistent with those of the Plan regarding the consequences of a change in or termination of your employment.
(b)    In the event you should become incapacitated or die and neither you nor your legal representative(s) or other person(s) is entitled to exercise this Option to the fullest extent possible on or before its termination, then the Company shall pay you, your legal representative(s) or such other person(s), as the case may be, an amount of money equal to the Fair Market Value (as defined under the Plan) of any shares remaining subject to this Option on the last date it could have been exercised, less the aggregate purchase price of such shares.
(6)With respect to this Option, if you are an executive officer or any other employee of the Company who is subject to stock ownership guidelines (“Company Officers”), then you may elect “Net Settlement” (as defined in the next sentence) upon the exercise of any portion of this Option (which is otherwise vested and exercisable). “Net Settlement” means the satisfaction (at the election of the employee) of the exercise price and tax withholding due in respect to the exercise of any portion of this Option, by delivering shares of the Company’s common stock to the Company, which would otherwise be delivered to the employee upon such exercise.
(7)If you are or become an employee of a Subsidiary, the Company's obligations hereunder shall be contingent on the Subsidiary's agreement that (a) the Company may administer this Plan on its behalf and, (b) upon the exercise of this Option, the Subsidiary will purchase from the Company the shares subject to exercise at their Fair Market Value on the date of exercise, such shares to be then transferred by the Subsidiary to you upon your payment of the purchase price to the Subsidiary. Where appropriate, such approval and agreement of the Subsidiary shall be indicated by its signature below. The provisions of this paragraph and the obligations of the Subsidiary so undertaken may be waived by the Company, in whole or in part, at any time or from time to time.
(8)The grant, vesting, and exercise of this Option shall be subject to your continued compliance with the restrictive covenants as set forth in Annex A (as modified in this paragraph). All references in those covenants to your term of “employment” and the date you are no longer “employed” shall apply to your service with Grace as an employee as well as your service as a member of the Grace Board; which means – for avoidance of doubt – that the date you are no longer “employed”, for purposes of those covenants, shall occur on your last date of employment or the last date of your service as a member of the Grace Board whichever occurs later. Annex A (as modified herein) is incorporated by reference herein.
(9)The Plan is hereby incorporated by reference (subject to the modification of the provisions of the Plan specified herein). Terms defined in the Plan shall have the same meaning herein. This Option is granted subject to the Plan (as modified herein) and shall be construed in conformity with the Plan (as modified herein).
W. R. GRACE & CO.

By: /s Elizabeth Brown

This document constitutes part of a
prospectus covering securities that have
been registered under the Securities Act of 1933.

Annex A

Restrictive Covenants-Option Grants

1.	Noncompetition.

(a) For a period of 24 months after you are no longer employed (for any reason whatsoever) by the Company, you will not, without the prior written consent of an authorized officer of the Company, (a) directly or indirectly engage in or (b) assist or have any active interest in (whether as a proprietor, partner, stockholder, officer, director or any type of principal whatsoever (provided that ownership of not more than 2% of the outstanding stock of a corporation traded on a national securities exchange shall not of itself be viewed as assisting or having an active interest), or (c) enter the employment of or act as an agent, broker or distributor for or adviser or consultant to any person, firm, corporation or business entity that is (or is about to become) directly or indirectly engaged in the development, manufacture or sale of any product that competes with or is similar to any product manufactured, sold or under development by the Company at any time while you are employed by the Company, in any area of the world in which such product is, at the time you cease to be employed, manufactured or sold by the company; provided that this restriction shall apply only with respect to the products with whose development, manufacture, or sale you were concerned or connected in any way during the 12 month period immediately prior to your ceasing to be an employee of the Company.

(b) You hereby acknowledge and confirm that the business of the Company extends throughout substantial areas of the world. During the course of your employment with the Company, your involvement with the business of the Company may vary as to products and geographic area. It is the Company’s practice to enforce this noncompetition covenant only to the extent necessary to protect the Company’s legitimate interests commensurate with your involvement with the business of the Company during your employment, and you acknowledge and confirm that the Company may enforce this noncompetition covenant consistent with such practice.

2.	Nonsolicitation of Customers

(a)You agree that during the 24 month period immediately following cessation of the your employment with the Company for any reason whatsoever, you shall not, on your own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, without the prior written consent of an authorized officer of the Company, solicit, contact, call upon, communicate with or attempt to communicate with any customer or prospect of the Company, or any representative of any customer or prospect of the Company, with a view to sell or provide any product, equipment, or service competitive or potentially competitive with any product, equipment, or service sold or provided or under development by Company during the 12 months immediately preceding cessation of your employment with the Company; provided that the restrictions set forth in this paragraph shall apply only to customers or prospects of the Company, or representative of customers or prospects of the Company, with whom you had contact during such 12 month period. The actions prohibited by this covenant shall not be engaged in by you

Annex A

directly or indirectly, whether as manager, salesman, agent, sales or service representative, engineer, technician or otherwise.

3.     Nonsolicitation of Employees. You agree that during the 24 month period immediately following cessation of your employment with the Company for any reason whatsoever, you shall not, on your behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, without the prior written consent of an authorized officer of the Company, recruit, solicit, or induce, or attempt to recruit, solicit, or induce, any employee of the Company (with whom you had contact or supervised during the term of your employment with the Company) to terminate their employment relationship with the Company or to perform services for any other person, firm, corporation or business organization or entity.

4.     You acknowledge that were you to breach the provisions of any of these restrictive covenants, the injury to the Company would be substantial, irreparable, and impossible to measure and compensate in money damages alone. You therefore agree that, in addition to provable damages, the Company may seek, and agrees that a court of competent jurisdiction should grant, preliminary and permanent injunctive relief prohibiting any conduct by you that violates any of these covenants.